News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jhenneman@Integra-LS.com	Angela Steinway (609) 936-2268 Angela.Steinway@Integra-LS.com

Integra LifeSciences Reports Fourth Quarter and Full Year 2009 Financial Results

Revenues for the fourth quarter and full year increased to $184 million and $682 million

Cash flow from operations for the fourth quarter and full year increased to $47 million and $143 million

Plainsboro, New Jersey, March 1, 2010 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter and full year ending December 31, 2009. Total revenues for the fourth quarter were $183.5 million, reflecting an increase of $9.2 million, or 5%, over the fourth quarter of 2008. Total revenues in the full year of 2009 were $682.5 million, reflecting an increase of $27.9 million, or 4%, over the full year of 2008. Excluding the impact of currency exchange rates, revenues increased 3% over the fourth quarter of 2008 and 5% over the full year 2008. Revenues by product category are presented in a table at the end of this press release.

“Given the unprecedented economic challenges of 2009, we are pleased with our financial performance, in particular our bottom-line growth and record cash flow generation,” said Integra’s President and Chief Executive Officer, Stuart Essig.

The Company reported GAAP net income of $15.7 million, or $0.53 per diluted share, for the fourth quarter of 2009, compared to GAAP net income of $23.3 million, or $0.79 per diluted share, for the fourth quarter of 2008. The Company reported GAAP net income of $51.0 million, or $1.74 per diluted share, for the full year 2009, compared to GAAP net income of $27.7 million, or $0.96 per diluted share in 2008. These amounts include a $10.0 million deferred income tax benefit reported in the fourth quarter of 2008.

Adjusted net income for the fourth quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $17.8 million, or $0.60 per diluted share, compared to $15.5 million, or $0.53 per diluted share, in the fourth quarter of 2008. Adjusted net income for the full year 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $63.5 million, or $2.16 per diluted share, compared to $60.0 million, or $2.07 per diluted share in 2008.

Adjusted net income excluding intangible asset amortization for the fourth quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $21.0 million, or $0.71 per diluted share, compared to $19.0 million, or $0.65 per diluted share, in the fourth quarter of 2008. Adjusted net income excluding intangible asset amortization for the full year 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $76.5 million, or $2.61 per diluted share, compared to $72.2 million, or $2.49 per diluted share in 2008. Beginning in the first quarter of 2010, we will refer to this measure excluding intangible asset amortization as adjusted net income.

Integra generated $47.0 million in cash flows from operations and used $11.3 million of cash on capital expenditures in the fourth quarter of 2009. For the full year ended December 31, 2009, Integra’s cash flows from operations totaled $143.2 million, nearly doubling the $72.6 million generated in the full year 2008. The Company used $27.6 million of cash on capital expenditures and intangible asset purchases during the year.

During the quarter, Integra repurchased $18.6 million par value of its 2.75% senior convertible notes due June 2010 for $18.5 million in cash.

“Our strong operating cash flow and cash position have enabled us to pay down debt by $187 million, and meet over $50 million in earn-out obligations during the year,” said Jack Henneman, Integra’s Chief Financial Officer. “We finished the year with $71.9 million in cash and $140 million in capacity under our revolving credit facility.”

Adjusted EBITDA for the fourth quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $41.4 million, an increase of 12% compared to the same period last year. Adjusted EBITDA for the full year 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $145.0 million, an increase of 9% compared to the full year 2008.

Adjusted EBITDA excluding stock-based compensation for the fourth quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $45.4 million, an increase of 12% compared to the same period last year. Adjusted EBITDA excluding stock-based compensation for the full year 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $160.6 million, an increase of 9% compared to the same period last year.

Outlook for 2010

The Company is providing revenues and earnings per share guidance for the full year 2010. The Company anticipates revenues between $715 million and $735 million. As has been the case in the past, we expect revenues in the first quarter of 2010 to be 6% to 8% lower than the fourth quarter of 2009, and earnings to be disproportionately lower, and that the fourth quarter of 2010 will be the strongest quarter of the year. The Company is guiding to GAAP earnings per diluted share of between $1.92 and $2.07 and to adjusted earnings per diluted share of between $2.60 and $2.75. This guidance for adjusted earnings per diluted share excludes $0.38 intangible asset amortization. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and system integration charges, non-cash interest expense related to the application of authoritative guidance for convertible debt instruments that may be settled in cash upon conversion (“FSP APB 14-1”), and intangible asset amortization) that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

On a quarterly basis, the Company expects to incur approximately $4 million, or $0.08 per share, of share-based compensation expense in 2010. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per share guidance for 2010 provided above.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Monday, March 1, 2010 to discuss financial results for the fourth quarter and full year 2009 and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2348 and using the passcode 5467929. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to the replay is available through March 15, 2010 by dialing 719-457-0820 and using the passcode 5467929. The webcast will also be archived on the website.

***

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is a global medical device company dedicated to improving the quality of life for millions of patients every year. Our products are used primarily in orthopedics, neurosurgery and general surgery. Headquartered in Plainsboro, New Jersey, Integra has research and manufacturing facilities throughout the world. For more information, visit www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, stock-based compensation, non-GAAP adjustments such as acquisition-related charges, non-cash interest expense related to the application of FSP APB 14-1, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments, and adjusted EBITDA. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2009 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income, adjusted net income excluding intangible asset amortization, adjusted earnings per diluted share and adjusted earnings per diluted share excluding intangible asset amortization. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) income taxes, (ii) other income (expense), net, (iii) depreciation and amortization, (iv) interest income and expense, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The various measures of adjusted net income consist of GAAP net income, excluding: (i) acquisition-related charges; (ii) facility consolidation, manufacturing and distribution transfer and system integration charges; (iii) certain employee termination and related costs; (iv) charges associated with discontinued or withdrawn product lines; (v) charges related to restructuring our European subsidiaries; (vi) charges or gains related to litigation matters or disputes; (vii) intangible asset impairment charges; (viii) incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility; (ix) charges recorded in connection with terminating defined benefit pension plans; (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement; (xi) loss/gain related to the early extinguishment of convertible notes; (xii) non-cash interest expense related to the application of FSP APB 14-1; (xiii) the income tax expense/benefit related to these adjustments; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; (xv) income tax expenses or gains related to restructuring our European subsidiaries; and (xvi) intangible asset amortization expense. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage. The various adjusted earnings per diluted share measures are calculated by dividing the applicable adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter and year ended December 31, 2009; GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted net income excluding intangible asset amortization; and GAAP earnings per diluted share to adjusted earnings per diluted share and adjusted earnings per diluted share excluding intangible asset amortization for the quarters and years ended December 31, 2009 and 2008 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
TOTAL REVENUES	$183,526	$174,370	$682,487	$654,604
COSTS AND EXPENSES
Cost of product revenues	63,944	68,138	244,918	252,826
Research and development	11,810	10,186	44,280	60,495
Selling, general and administrative	76,484	67,373	281,102	280,997
Intangible asset amortization	3,441	3,705	14,363	12,875

Total costs and expenses	155,679	149,402	584,663	607,193
Operating income	27,847	24,968	97,824	47,411
Interest income	53	584	631	2,114
Interest expense	(4,876)	(7,641)	(23,227)	(30,085)
Other income (expense), net	(347)	(1,552)	(2,076)	(905)

Income before income taxes	22,677	16,359	73,152	18,535
Income tax expense (benefit)	6,946	(6,896)	22,197	(9,192)

Net income	15,731	23,255	50,955	27,727
Diluted share percentage	99.8%	98.1%	99.8%	98.1%
Net income (loss) attributable to diluted shares	$15,700	$22,818	$50,853	$27,200

Diluted net income per share	$0.53	$0.79	$1.74	$0.96
Weighted average common shares
outstanding for diluted net
income (loss) per share	29,540	28,795	29,292	28,378

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

A.	Growth in total revenues excluding the effects of currency exchange rates

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Integra Orthopedics	$68,505	$62,828	9%	$262,170	$217,953	20%
Integra NeuroSciences	$68,137	$64,317	6%	$256,544	$256,869	-0%
Integra Medical Instruments	$46,884	$47,225	-1%	$163,773	$179,782	-9%

Total Revenues	$183,526	$174,370	5%	$682,487	$654,604	4%
Impact of changes in
currency exchange rates	($3,964)	—		$7,588	—

Growth in total revenues
excluding the effects of
currency exchange rates	$179,562	$174,370	3%	$690,075	$654,604	5%

B.

Items included in GAAP net income

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Acquisition-related charges (a)	$632	$2,008	$5,598	$32,253
Employee termination and related
charges (b)	28	—	674	—
Intangible asset impairment charges (c)	—	—	1,519	—
Charges associated with discontinued
or withdrawn product lines (d)	—	—	246	1,207
Facility consolidation, manufacturing
and distribution transfer and
system integration charges (e)	280	232	768	1,035
Incremental professional and bank fees
related to (i) the delayed filing of
financial statements and (ii)
waivers or possibility of obtaining
waivers under our revolving credit
facility (f)	—	—	350	1,041
Charges related to restructuring
European entities (g)	—	(9,962)	1,876	(9,962)
Charge related to grant of restricted
stock units in connection with the
extension of the term of the CEO’s
employment agreement (h)	—	—	—	18,356
Litigation settlement (gain) and
related charges (i)	—	437	(253)	437
Charges recorded in connection with
terminating defined benefit pension
plans (j)	—	372	—	372
Loss (gain) related to early extinguishment
of convertible notes (k)	448	—	(469)	—
Non-cash interest expense related to the
implementation of FSP APB 14-1 (l)	2,038	2,752	9,900	12,471
Income tax expense related to above
adjustments, quarterly adjustments
to income tax expense related to the
cumulative impact of changes in
estimated tax rates and certain
infrequently occurring items that
affected the reported tax rate	(1,406)	(3,581)	(7,675)	(24,942)
Stock-based compensation expense*	4,058	3,910	15,580	14,279
Depreciation expense	7,720	3,686	18,766	13,022
Intangible asset amortization expense**	4,854	5,087	19,404	17,695

(a)	Q4 2009 — $215 recorded in cost of product revenues, $134 recorded in research and development, $283 recorded in selling general and administrative;

FY 2009 — $4,787 recorded in cost of product revenues, $410 recorded in research and development, $401 recorded in selling general and administrative.
Q4 2008 – all recorded in cost of product revenues;
FY 2008 — $6,667 recorded in cost of product revenues, $25,240 recorded in research and development, $346 recorded in selling general and administrative.

(b)	Q4 2009 – all recorded in cost of product revenues;

FY 2009 — $117 recorded in cost of product revenues, $160 recorded in research and development, $397 recorded in selling general and administrative.

(c) (d)	All recorded in cost of product revenues. All recorded in cost of product revenues.

(e)	Q4 2009 – all recorded in cost of product revenues;

(f) (g) (h) (i) (j) (k) (l)
FY 2009 — $531 recorded in cost of product revenues, $237 recorded in selling general and administrative.
FY 2008 – all recorded in cost of product revenues.
FY 2009 – $200 recorded in selling general and administrative, $150 recorded in interest expense.
FY 2008 — $723 recorded in selling general and administrative, $318 recorded in interest expense.
FY 2009 – all recorded in other expense (income).
Q4 and FY 2008 – all recorded in income tax expense.
All recorded in selling general and administrative.
FY 2009 — All recorded in other expense (income).
Q4 and FY 2008 – all recorded in selling general and administrative.
All recorded in selling general and administrative.
All recorded in other expense (income).
All recorded in interest expense.

*	FY 2008 – This amount excludes the stock-based compensation expense included in item (h) above.

**	FY 2009 – This amount excludes $1,519 of intangible asset amortization expense included in item (c) above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net income	$15,731	$23,255	$50,955	$27,727
Non-GAAP adjustments:
Depreciation and intangible asset
amortization expense	12,574	8,773	38,170	30,717
Other (income) expense, net	347	1,552	2,076	905
Interest (income) expense, net	4,823	7,057	22,596	27,971
Income tax expense (benefit)	6,946	(6,896)	22,197	(9,192)
Acquisition-related charges	632	2,008	5,598	32,253
Employee termination and related
charges	28	—	674	—
Intangible asset impairment charges	—	—	1,519	—
Charges associated with discontinued
or withdrawn product lines	—	—	246	1,207
Facility consolidation, manufacturing
and distribution transfer and
system integration charges	280	232	768	1,035
Incremental professional and bank fees
related to (i) the delayed filing
of financial statements and (ii)
waivers or possibility of obtaining
waivers under our revolving credit
facility	—	—	200	723
Charge related to grant of restricted
stock units in connection with
the extension of the term of
the CEO’s employment agreement	—	—	—	18,356
Litigation settlement (gain) and
related charges (i)	—	437	—	437
Charges recorded in connection with
terminating defined benefit pension
plans	—	372	—	372

Total of non-GAAP adjustments	25,630	13,535	94,044	104,784

Adjusted EBITDA	$41,361	$36,790	$144,999	$132,511
Stock-based compensation expense	4,058	3,910	15,580	14,279

Adjusted EBITDA excluding stock-based
compensation	$45,419	$40,700	$160,579	$146,790

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net income	$15,731	$23,255	$50,955	$27,727
Non-GAAP adjustments:
Acquisition-related charges	632	2,008	5,598	32,253
Employee termination and related
charges	28	—	674	—
Intangible asset impairment charges	—	—	1,519	—
Charges associated with discontinued
or withdrawn product lines	—	—	246	1,207
Facility consolidation, manufacturing
and distribution transfer and
system integration charges	280	232	768	1,035
Incremental professional and bank fees
related to (i) the delayed filing of
financial statements and (ii)
waivers or possibility of obtaining
waivers under our revolving credit
Facility	—	—	350	1,041
Charges related to restructuring
European entities	—	(9,962)	1,876	(9,962)
Charge related to grant of restricted
stock units in connection with the
extension of the term of the CEO’s
employment agreement	—	—	—	18,356
Litigation settlement (gain) and
related charges	—	437	(253)	437
Charges recorded in connection with
terminating defined benefit pension
plans	—	372	—	372
Loss (gain) related to early extinguishment
of convertible notes	448	—	(469)	—
Non-cash interest expense related to the
implementation of FSP APB 14-1	2,038	2,752	9,900	12,471
Income tax expense related to above
adjustments, quarterly adjustments
to income tax expense related to the
cumulative impact of changes in
estimated tax rates and certain
infrequently occurring items that
affected the reported tax rate	(1,406)	(3,581)	(7,675)	(24,942)

Total of non-GAAP adjustments	2,020	(7,742)	12,534	32,268
Adjusted net income	$17,751	15,513	$63,489	$59,995
Diluted share percentage	99.8%	98.1%	99.8%	98.1%

Adjusted net income attributable to
diluted shares	$17,715	$15,217	$63,362	$58,855
Adjusted diluted net income per share	$0.60	$0.53	$2.16	$2.07

Weighted average common shares outstanding
for diluted net income per share	29,540	28,795	29,292	28,378
Intangible asset amortization expense	4,854	5,087	19,404	17,695
Income tax expense related to
amortization expense	(1,580)	(1,627)	(6,377)	(5,531)
Adjusted net income, excluding intangible
asset amortization	$21,025	$18,973	$76,516	$72,159
Diluted share percentage	99.8%	98.1%	99.8%	98.1%

Adjusted net income attributable to
diluted shares	$20,983	$18,613	$76,363	$70,787
Adjusted EPS, excluding intangible asset
amortization	$0.71	$0.65	$2.61	$2.49

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2009	2008
Cash and cash equivalents	$71,891	$183,546
Accounts receivable, net	103,228	112,417
Inventory, net	140,240	146,103
Bank line of credit	160,000	260,000
Convertible securities	225,514	299,480
Stockholders’ equity	444,885	372,309

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2010

	Low	High

GAAP net income	$57,800	$62,400
Non-GAAP adjustments:
Acquisition-related charges	400	400
Employee termination and related charges	930	930
Systems implementation charges	4,580	4,580
Facility consolidation, manufacturing
and distribution transfer charges	1,620	1,620
Non-cash interest expense related to
the application of FSP APB 14-1	7,130	7,130
Intangible asset amortization expense	17,090	17,090
Income tax expense related
to above adjustments and certain
infrequently occurring items	(11,350)	(11,350)

Total of non-GAAP adjustments	20,400	20,400

Adjusted net income	$78,200	$82,800
GAAP diluted net income per share	$1.92	$2.07
Non-GAAP adjustments detailed above
(per share)	$0.68	$0.68
Adjusted diluted net income per share	$2.60	$2.75

Weighted average common shares
outstanding for diluted net
income per share	30,100	30,100

IART-F
Source: Integra LifeSciences Holdings Corporation